EXHIBIT INDEX

(b)      By-laws, as amended Jan. 11, 2001.

(d)(3) Subadvisory Agreement, dated Feb. 28, 2002, between American Express Financial Corporation and GAMCO Investors, Inc.

(d)(4) Subadvisory Agreement Schedule A, dated April 10, 2002, between American Express Financial Corporation and GAMCO Investors, Inc.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 17, 2002.